Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-282622) and related Prospectus of Sable Offshore Corp. (the “Company”) of our report dated March 17, 2025, relating to the financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in such Post-Effective Amendment.

/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
March 17, 2025